UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2019

CRAFT BREW ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

929 North Russell Street

Portland, OR 97227-1733

(Address of principal executive offices, including zip code)

(503) 331-7270

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	BREW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 29, 2019, Craft Brew Alliance, Inc. (the “Company”), entered into amended and restated employment agreements with Andrew J. Thomas, Chief Executive Officer, J. Scott Mennen, Chief Operating Officer, Christine N. Perich, Chief Financial and Strategy Officer, Derek Hahm, Vice President, Sales and Edwin A. Smith, Corporate Controller and Principal Accounting Officer.

The material changes to the employment agreements with Messrs. Thomas, Mennen and Hahm and Ms. Perich include the following:

•	Extending from one to two years the period, following a change in control (“CIC Protection Period”), during which the named executive officer is entitled to enhanced severance upon a termination without cause or for good reason;

•	Clarifying that severance calculations during the CIC Protection Period are calculated without regard to any reductions in compensation following a change in control; and

•	Revising the definitions of “cause” and “good reason” to provide for a more objective standard, and, in the case of the definition of “cause,” to include procedural protections.

The amended and restated employment agreement with Mr. Smith eliminated the enhanced severance that applied upon a qualifying termination of employment following a change in control of the Company.

The Company also entered into agreements providing for cash-based retention awards with Messrs. Thomas ($1,250,000), Mennen ($350,000) and Smith ($170,000) and Ms. Perich ($350,000). The Company will pay the retention awards to Messrs. Thomas and Mennen and Ms. Perich prior to December 31, 2019; provided that each of the award recipients will be required to repay the after-tax portion of the retention bonus award they receive if the proposed merger with Anheuser-Busch (“A-B Merger”) is not completed or if the employment of any such individual is terminated for cause or without good reason prior to the completion of the A-B Merger. Payment of the retention bonus to Mr. Smith is contingent upon his remaining employed with the Company until 90 days after the completion of the A-B Merger, subject (with specified exceptions) to continued employment through that date.

In addition to payment of the Thomas, Mennen and Perich retention bonuses prior to year end, the Company may accelerate the vesting of Company equity awards and the payment of 2019 annual bonuses in order to reduce negative tax consequences for the Company and its executive officers in connection with the A-B Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Date: November 29, 2019	By:	/s/ Edwin A. Smith
	Name:	Edwin A. Smith
	Title:	Corporate Controller and Principal Accounting Officer

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